UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2007

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

As disclosed in a Current Report on Form 8-K filed by Organic To Go Food Corporation (the “Company”) on October 24, 2007, which disclosures are incorporated by reference herein, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of October 12, 2007, with select accredited investors (the “Investors”) related to the sale of common stock, par value $.001 per share (the “Common Stock”) of the Company and warrants to purchase shares of Common Stock (the “Warrants”). The Company closed the first stage of the private placement (the “Private Placement”) on October 12, 2007, and issued an aggregate of 2,443,001 shares of Common Stock and Warrants to purchase an aggregate of 1,099,349 shares of Common Stock. The Company received approximately $4.28 million in gross proceeds in connection with the first stage of the Private Placement.

On October 30, 2007, the Company closed the second and final stage of Private Placement and issued an aggregate of 821,425 shares of Common Stock and Warrants to purchase an aggregate of 369,641 shares of Common Stock. The Company received approximately $1.44 million in gross proceeds in connection with the second stage of the Private Placement. Each share of Common Stock was sold to the Investors at $1.75 per share. The Warrants expire five (5) years from the date of issue and may be exercised at $2.50 per share, subject to adjustment in certain circumstances.

In connection with the Private Placement, the Company paid to certain finders an aggregate cash commission equal to $140,000.

The Private Placement was conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

In connection with the Private Placement, the Company entered into a Joinder to each of the Securities Purchase Agreement and the Registration Rights Agreement, dated October 30, 2007, with each Investor in the second stage of the Private Placement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of October 31, 2007, Paul Campbell resigned as the Chief Financial Officer of the Company for personal reasons. The Company is in the process of identifying a long term replacement to fill the position. In the interim, Jason Brown, the Company’s Chief Executive Officer, will serve in the capacity as the Company’s Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Joinder to each of the Securities Purchase Agreement and the Registration Rights Agreement, dated October 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: November 5, 2007	By:	/s/ Jason Brown
Jason Brown
Chief Executive Officer

Exhibit Index

10.1	Joinder to each of the Securities Purchase Agreement and the Registration Rights Agreement, dated October 30, 2007.